Summary of Recent Originations

MRU loans originated in August 2008

MRU Summary Loan Statistics[1]

Total Principal Balance of Approved Loans	$27.8 million
Average Loan Amount	$17,586
Qualifying FICO	746
Cohort Default Rate of Schools	1.95%
Annual Income of Qualifying Borrower	$102,055
DTI/Future DTI of Qualifying Borrower	15.42%
Loans With Co-Borrowers	86.0%
In-School Spread Over LIBOR	10.8%
In-Repayment Spread Over LIBOR	10.9%

1. Statistics by dollar weighted average.

Top 10 Schools by Volume

	% of Total	Cohort Default Rates
Pennsylvania State University	2%	2.6%
Drexel University	1	1.8
Boston University	1	0.7
University of Minnesota – Twin Cities	1	1.6
University of Southern California	1	0.7
Florida International University	1	4.2
Ohio State University	1	2.7
New School University	1	2.5
University of Illinois	1	1.3
Virginia Commonwealth University	1	2.6

Top 10 Majors by Volume

	% of Total
Business, Economics, Finance & Accounting	12%
Pre-Medicine, Pharmacy & Nursing	9
Undecided	5
Engineering & Computer Science	5
Education	4
Psychology	4
Biology, Biochemistry & Cell Biology	2
Political Science	2
Communication	2
Music	1